                                                                    EXHIBIT 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                     Rob Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Quarterly Cash Dividend

Wichita, Kansas                                                    June 29, 2004

Lone Star Steakhouse & Saloon, Inc. ("Lone Star" or "Company") announced that the Board of Directors declared the Company's quarterly cash dividend of $.175 per share. The dividend is payable July 23, 2004 to shareholders of record on
July 9, 2004.

Lone Star owns and operates 251 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants; five Del Frisco's Double
Eagle Steak House restaurants and 20 Texas Land & Cattle Steak House restaurants. Licensees operate three domestic and fourteen international Lone
Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.